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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

October 3, 2001